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                                                                    Exhibit 99.1



                                   [LIN LOGO]




Contacts:         Investors:                         Media:
                  ---------                          -----
                  Deborah R. Jacobson                Mark Semer
                  LIN TV Corp.                       Kekst and Company
                  (401) 457-9403                     (212) 521-4802

                    LIN TV CORP. WITHDRAWS EARNINGS GUIDANCE

PROVIDENCE, RHODE ISLAND, March 26, 2003 -- In light of the military action in Iraq, LIN TV Corp. ("LIN" or the "Company") (NYSE: TVL) today announced that it has withdrawn its previous earnings guidance and is not currently prepared to provide a revised outlook. Since March 19, 2003, the Company has experienced a loss of advertising revenue and incurred additional broadcasting expenses, trends that may continue through at least a portion of the second quarter of 2003.

         This military action has resulted in disruptions to the Company's television stations' regularly scheduled programming, and some of the Company's clients have rescheduled or delayed advertising campaigns to avoid being associated with war coverage. Advertisers may not agree to run such preempted advertising in future time periods, and space may not be available for such advertising. Historically, advertisers have withdrawn or delayed planned advertising and have refrained from or reduced their purchase of future advertising in anticipation of ongoing news coverage of military action. The Company cannot predict the extent and duration of the disruption to its programming schedule or the amount of advertising revenues that would be lost or delayed as a result. In addition, the Company's television stations are expected to incur additional expenses as a result of expanded news coverage of the war.

         LIN believes that its stations have an obligation to provide thorough and informative war coverage, despite the loss of advertising revenues that will negatively impact the Company's financial results in the short term. LIN is committed to providing quality news and public affairs product in each of its markets, and to serving its local communities while maintaining a long-term perspective for the Company.

         This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to the Company's financial condition, revenue, expenses, results of operations and business and the impact of military action in Iraq on the Company's advertising revenues and operating expenses during the first and second quarters of 2003. All of these forward-looking statements are based on estimates and assumptions made by the Company's management, which, although the Company believes are reasonable, are inherently uncertain. Therefore, investors should not place undue reliance upon such estimates and

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statements. These estimates or statements may not be realized and it is possible that actual results will differ materially from those contemplated by such forward-looking statements. Factors that may cause such differences include, among other factors, the duration of any military action, the duration and extent of network preemption of regularly scheduled programming, decisions by advertisers to withdraw or delay planned advertising expenditures, general economic conditions and competition for audience and programming. Factors that could contribute to such differences include the risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date hereof.


ABOUT LIN TV

LIN TV operates 24 television stations in 14 markets, two of which are LMAs. LIN TV also owns approximately 20% of KXAS-TV in Dallas, Texas and KNSD-TV in San Diego, California through a joint venture with NBC, and is a 50% non-voting investor in Banks Broadcasting, Inc., which owns KWCV-TV in Wichita, Kansas and KNIN-TV in Boise, Idaho.

Financial information and overviews of LIN TV's stations are available on the Company's website at WWW.LINTV.COM.